Exhibit 3.1

Articles of Incorporation

FILED 2001 AUG 24 PM 4:38

SECRETARY OF STATE

TALLAHASSEE FLORIDA

ARTICLES OF INCORPORATION

in compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be:

HYPERMEDIA COMMUNICATIONS, INC.

ARTICLE II PRINCIPAL OFFICE

The principal place of business/mailing address is:

710 Oakfield Drive

Brandon, Fla 33511

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:

Mergers and Acquisitions

ARTICLE IV SHARES

The number of shares of stock is:

50,000,000 common stock, .0001 par value

ARTICLE V INITIAL OFFICERS/DIRECTORS (optional)

The name(s), address(es) and title(s):

Robert Esposito

710 Oakfield Drive

Brandon, Fla 33511

ARTICLE VI REGISTERED AGENT

The name and Florida street address of the registered agent is:

Robert Esposito

710 Oakfield Drive

Brandon, Fla 33511

ARTICLE VII INCORPORATOR

The name and address of the Incorporator is:

Gregg Jaclin

Anslow & Jaclin

4400 Route 9, 2nd Floor, Freehold, NJ 07728

Having been named as agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent to act in this capacity.

Corporation Service Company

By : /s/ Robert Esposito

8/17/01

Signature/Registered Agent

Date

By : /s/ Gregg Jaclin

8/17/01

Signature/Incorporator

Date